SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): October 30, 1998


                                 TEXOIL, INC.
      (Exact name of small business issuer as specified in its charter)


          NEVADA                        0-12633                88-0177083
 (State of Incorporation)      (Commission File Number)     (I.R.S. Employer
                                                           Identification No.)

                            110 CYPRESS STATION DRIVE
                                    SUITE 220
                              HOUSTON, TEXAS 77090
                    (Address of principal executive offices)

                                 (281) 537-9920
                           (Issuer's telephone number)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OF PRODUCING PROPERTIES

On October 30, 1998, the Company closed a purchase of certain proved oil and gas properties from Sonat Exploration Company, a subsidiary of Sonat, Inc., (NYSE:
SNT), that is estimated to increase Texoil's gas reserves by approximately 148% and oil reserves by 25%. The acquisition includes nine (9) fields located in South Texas and Louisiana. Seven of the fields will be operated by Texoil. The net purchase price is approximately $17.4 million, including estimated post closing adjustments. The net price and reserve value could increase if certain wells are restored to productive status. As of November 1, these properties were estimated to have proved reserves of 17.6 billion cubic feet of natural gas and 1,963,000 barrels of oil, excluding certain reserves which may be classified as proved by the Company, pending additional geological and engineering analysis. Included in the purchase are certain production facilities and gathering lines, interests in one gas processing plant and more than 3,000 net undeveloped acres. One field located in South Texas was eliminated from the initial proposed acquisition due to a preferential right to purchase the property, which was exercised by a third party. The properties were purchased as proved producing assets with additional anticipated development and drilling potential. The transaction was financed entirely with bank debt under a newly increased credit agreement. Participating banks are Comerica Bank-Texas and First Union National Bank.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of The Securities Act of 1933 and Section 21E of The Securities Act of 1934. Texoil believes that its expectations are based on reasonable business assumptions, however, no assurance can be given that the Company's goals will be achieved.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
           *(a) Financial statements of business acquired

           *(b) Pro forma financial information

            (c) Exhibits

      2.1 Purchase and Sale Agreement between the Company and Sonat Exploration Company and Sonat Texas Gathering, Inc. dated as of September 17, 1998.

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* At the time of this report the required financial statements for the acquired properties could not be provided, therefore, such required financial statements will be filed by amendment when available.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


DATE:                                     TEXOIL, INC.


                                          By:  /S/ FRANK A. LODZINSKI
                                               FRANK A. LODZINSKI
                                               President and Principal Financial
                                               Officer